ROBERT K LU

Managing Partner

 robert@richielitigation.com

Writer’s Direct Dial: 619.300.1849

Ex. 99.28.i.i

March 28, 2018

State Funds

5550 Painted Mirage Road, Suite 320 Las Vegas, NV 89149

RE: State Funds, File Nos. 333-212580 and 811-23173

 Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No.1 to the Registration Statement under the Securities Act of 1933 State Funds. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Securities Act of 1933 (Amendment No. 1 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Sincerely,

/s/ Robert K Lu

ROBERT K LU

Managing Partner